INDEPENDENT AUDITORS' CONSENT



The Dow Chemical Company:

We consent to the incorporation by reference of our report dated February 12, 1997 appearing in this Annual Report on Form 10-K of The Dow Chemical Company for the year ended December 31, 1996, in the following Registration Statements of The Dow Chemical Company:

Form S-3:

Nos.   33-37052
       33-44369
       33-51673
       33-52980

Form S-8:

Nos.    2-32525
        2-44789
        2-55837
        2-64560
       33-21748
       33-37345
       33-44603
       33-51453
       33-52841
       33-56136
       33-56138
       33-56140
       33-58205
       33-61795
      333-01771
      333-01773




DELOITTE & TOUCHE LLP
Midland, Michigan 48640
March 24, 1997